UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 21, 2010

GLEACHER & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
1290 Avenue of the Americas
New York, New York
(Address of Principal Executive Offices)
10104
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2010, Gleacher & Company, Inc. (the “Company”) entered into a letter agreement with Peter J. McNierney, the Company’s President and Chief Operating Officer (the “Letter Agreement”), that provides for certain terms relating to his continued employment with the Company.
     The parties entered into this Letter Agreement in connection with the expiration of the employment agreement between Mr. McNierney and the Company, dated as of May 15, 2007 (the “Employment Agreement”). The Letter Agreement provides that Mr. McNierney’s right under the Employment Agreement to a severance payment (determined based on the difference between $1.8 million and the fair market value on his termination date of certain restricted stock unit awards held by him) upon any termination of employment, including a termination upon the expiration of the Employment Agreement, will remain in effect, however, pursuant to the Letter Agreement, the amount of such payment will be equal to the difference between $1.8 million and the aggregate “fair market value” (based on the closing price of a share of Company common stock on September 21, 2010) of 600,000 shares of Company common stock. In addition, all restricted stock units and stock options to acquire shares of Company common stock held by Mr. McNierney that were unvested as of the date of the Letter Agreement vested and became non-forfeitable as of such date. The Letter Agreement also provides that, consistent with the Employment Agreement, in the event that Mr. McNierney’s employment is terminated without “cause,” Mr. McNierney will be entitled to (i) 12 months of base salary continuation and (ii) up to 12 months of continued medical, dental and hospitalization insurance coverage, and, in the case of a termination without cause on or after January 1, 2011 will be eligible to be awarded a pro-rata bonus for the fiscal year in which the date of termination occurs. In the event that prior to the payment of the annual bonus in respect of the Company’s 2010 fiscal year, Mr. McNierney resigns for any reason or is terminated without cause, he will also be eligible to receive a pro-rated annual bonus with respect to the 2010 fiscal year. Mr. McNierney will also continue to be subject to the restrictive covenants set forth in his Employment Agreement.
The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
10.1 — Letter Agreement, dated as of September 21, 2010, by and between Gleacher & Company, Inc. and Peter J. McNierney.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.
By:	/s/ Jeffrey Kugler
	Name:	Jeffrey Kugler
	Title:	Acting Chief Financial Officer

Date: September 24, 2010